UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2005

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2005, the Company issued the press release attached hereto as Exhibit 99.5 announcing that it had obtained amendments to its senior credit facility. The amendments provide, among other things, for waivers of existing covenant defaults, relaxed EBITDA and leverage ratio covenants for fiscal 2006, an increase in the interest rate under the facility and an extension for three years of the Company's obligation to pay fees to the lenders upon a refinancing of the credit facility debt, as well as an expansion of the circumstances in which such fees are payable upon asset sales. The amendments are contained in the document filed with this report as Exhibit 99.1.

In a separate press release issued on June 13, 2005, attached hereto as Exhibit 99.6, the Company announced that it had reached agreement with the Pension Benefit Guaranty Corporation ("PBGC") regarding security acceptable to the PBGC for the temporary waiver of approximately $50 million in unfunded pension liabilities for plan years 2003 and 2004. The security arrangement was a condition of the November 17, 2004 letters from the Internal Revenue Service granting the Company's requests for temporary waivers for the affected plan years.

Under the terms of the agreement, the approximately $50 million of unfunded liabilities are secured by a second lien on the Company's domestic personal property, including stock of its U.S. and direct foreign subsidiaries. The security and pledge agreements with the PBGC and the intercreditor agreement among the Company, the administrative agent under the senior credit facility, the trustee for the Company's two series of notes and the PBGC are attached as Exhibits 99.2, 99.3 and 99.4.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Fourth Amendment to Credit Agreement dated as of June 13, 2005
Exhibit 99.2 Security Agreement between Exide Technologies and the Pension Benefit Guaranty Corporation dated as of June 10, 2005
Exhibit 99.3 Pledge Agreement between Exide Technologies and the Pension Benefit Guaranty Corporation dated as of June 10, 2005
Exhibit 99.4 Copy of Intercreditor Agreement dated as of March 18, 2005 reflecting changes from First Amendment to Intercreditor Agreement dated as of June 10, 2005 among Exide Technologies, the administrative agent under the senior credit facility, the trustee for the Company's two series of notes and the PBGC
Exhibit 99.5 Press Release dated June 13, 2005 announcing Fourth Amendment to Credit Agreement
Exhibit 99.6 Press Release dated June 13, 2005 announcing finalized pension waiver process

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

June 15, 2005	By:	J. Timothy Gargaro

Name: J. Timothy Gargaro
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Fourth Amendment to Credit Agreement dated as of June 13, 2005
99.2	Security Agreement between Exide Technologies and the Pension Benefit Guaranty Corporation dated as of June 10, 2005
99.3	Pledge Agreement between Exide Technologies and the Pension Benefit Guaranty Corporation dated as of June 10, 2005
99.4	Copy of Intercreditor Agreement dated as of March 18, 2005 reflecting changes from First Amednment to Intercreditor Agreement dated as of June 10, 2005 among Exide Technologies, the administrative agent under the senior credit facility, the trustee for the Company's two series of notes and the PBGC
99.5	Press Release dated June 13, 2005 announcing Fourth Amendment to Credit Agreement
99.6	Press Release dated June 13, 2005 announcing finalized pension waiver process